EXHIBIT 8.1

OPINION OF LOWENSTEIN SANDLER PC CONCERNING TAX MATTERS

September 1, 2009

Center Bancorp, Inc.
2455 Morris Avenue
Union, NJ 07083

Ladies and Gentlemen:

We have acted as counsel to Center Bancorp, Inc. (the “Company”), in connection with a Registration Statement on Form S-3, SEC No. 333-161333 (the “Registration Statement”) filed by the Company with the  Securities and Exchange Commission in connection with the issuance by the Company to its shareholders of non-transferable subscription rights (the “Rights”) entitling the holders thereof to purchase shares of common stock, no par value per share of the Company (the “Rights Offering”).

Our opinion set forth below assumes (i) the initial and continuing accuracy of the statements and facts concerning the Rights Offer set forth in the Registration Statement and (ii) that the transaction related to the Rights Offer will be consummated in the manner contemplated by the Registration Statement. Our opinion is based on current provisions of the Internal Revenue Code of 1986, as amended, Treasury Regulations promulgated thereunder, published pronouncements of the Internal Revenue Service, and case law, any of which may be changed at any time with retroactive effect.  A material change in any of the authorities upon which our opinion is based could affect our conclusions stated herein.

Based solely upon and subject to the foregoing as well as the limitations set forth in the Registration Statement, we confirm that the description under the heading “Material United States Federal Income Tax Consequences” in the Registration Statement is our opinion as to the material United States federal income tax consequences of receiving and exercising the subscription rights.

We consent to your filing a copy of this opinion as Exhibit 8.1 to the Registration Statement. In giving such permission, we do not admit hereby that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder. This opinion is expressed as of the date hereof and applies only to the disclosure under the heading “Material United States Federal Income Tax Consequences” set forth in the prospectus filed as of the date hereof. We disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in applicable law.

Very truly yours,

/s/ Lowenstein Sandler PC